                                 SCHEDULE 14A
                                (Rule 14a-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             STARBUCKS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                      LOGO

                              Seattle, Washington
                                January 1, 1998

Dear Shareholders:

     You are cordially invited to attend the Starbucks Corporation Annual Meeting of Shareholders on Thursday, February 5, 1998 at 10:00 a.m. (Pacific
Time). The meeting will be held at The Paramount Theatre, 911 Pine Street, Seattle, Washington. Directions to The Paramount Theatre appear on the back cover of this Notice of Annual Meeting and Proxy Statement.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Starbucks operations and respond to any questions you may have.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                          /s/ HOWARD SCHULTZ
                                          Howard Schultz
                                          chairman and
                                          chief executive officer

                             STARBUCKS CORPORATION
                             2401 UTAH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98134

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                FEBRUARY 5, 1998

     The Annual Meeting of Shareholders of Starbucks Corporation, (the "Company") will be held at The Paramount Theatre, 911 Pine Street, Seattle, Washington, on Thursday, February 5, 1998, at 10:00 a.m. (Pacific Time) for the following purposes:

     1. To elect three Class 2 directors to serve until the Annual Meeting of Shareholders for fiscal year 2000 and until their respective successors are elected and qualified;

     2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 27, 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 15, 1997 will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.

     The Company's Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended September 28, 1997.

                                          By Order of the Board of Directors,

                                          /s/ G. SCOTT GREENBURG
                                          -----------------------------------
                                          G. Scott Greenburg
                                          secretary
Seattle, Washington
January 1, 1998

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON.

                             STARBUCKS CORPORATION
                             2401 UTAH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98134

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished by and on behalf of the Board of Directors of Starbucks Corporation, a Washington corporation ("Starbucks" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") for the fiscal year ended September 28, 1997 ("fiscal 1997") to be held at 10:00 a.m. (Pacific time) on Thursday, February 5, 1998 at The Paramount Theatre, 911 Pine Street, Seattle, Washington and at any adjournment thereof. Directions to The Paramount Theatre are provided on the back cover of this Proxy Statement.

     A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share ("Common Stock"), of the Company represented thereby will be voted for (1) the election of the directors nominated by the Board of Directors;
(2) the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 27, 1998 ("fiscal 1998"), and in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee. Ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors and any other matter that properly comes before the meeting requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the matter. Accordingly, abstention and broker non-votes, because they are not affirmative votes, will have the effect of a vote against the proposal. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent and the inspector of elections for the Annual Meeting.

     This Proxy Statement and the enclosed proxy card will be first mailed on or about January 2, 1998 to the Company's shareholders of record on December 15, 1997 (the "Record Date").

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained ChaseMellon Shareholder Services, L.L.C., to aid in the solicitation of proxies.

Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At the close of business on the Record Date, there were 86,279,297 shares of Common Stock (the "Shares") outstanding and there were no outstanding shares of any other class of stock. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Amended and Restated Bylaws of the Company provide that the Board of Directors shall be divided into three classes, with such classes to be as nearly equal in number as the total number of directors constituting the entire Board permits. As of September 28, 1997, the Company's Board of Directors consisted of eight members, with two members in Class l and three members in each of Classes 2 and 3. Upon the expiration of the term of a class of directors, nominees for such class are elected to serve for a term of three years and until their respective successors have been elected and qualified. The current terms of the Class 2 directors, Messrs. Jeffrey H. Brotman, Arlen I. Prentice and Orin C. Smith, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board of Directors has nominated Messrs. Brotman, Prentice and Smith for reelection to the Board of Directors at the Annual Meeting, to serve until the Annual Meeting of Shareholders for fiscal 2000, expected to be held in early 2001. The terms of the Class 1 directors and Class 3 directors expire at the Annual Meetings of Shareholders for fiscal 1999 and fiscal 1998, respectively.

     Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Brotman, Prentice and Smith to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If at the time of the Annual Meeting, Mr. Brotman, Mr. Prentice or Mr. Smith is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

     Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting.

INFORMATION ABOUT THE NOMINEES

Class 2 Directors; term expires at the Annual Meeting of Shareholders for fiscal 1997:

     JEFFREY H. BROTMAN, 55, has been a director of the Company since March 1989. Mr. Brotman is a founder of Costco Wholesale Corporation (now known as Costco Companies, Inc.), a membership-only wholesale club, and a number of other specialty retail chains. Mr. Brotman, presently the chairman of Costco Companies, Inc., served as the chairman of the Board of Directors of Costco Wholesale Corporation, the predecessor to Costco Companies, Inc., from its inception in 1983 to October 1993. He is a member of the Board of Directors of Seafirst Bank; The Sweet Factory, a candy retailer; and Garden Botanika, Inc., a cosmetics and skin care retailer.

     ARLEN I. PRENTICE, 60, has been a director of the Company since February 1986. Mr. Prentice is a founder of Kibble & Prentice, Inc., a financial services firm. Mr. Prentice has served as a co-chairman and the chief executive officer of Kibble & Prentice, Inc. since June 1972. Mr. Prentice presently serves as a director of Western Drug Distributors (d/b/a Drug Emporium Northwest); Northland Telecommunications Corporation; Percon, Inc., a distributor of bar code systems; and Flow International Inc., a manufacturer and distributor of high pressure water jet cutting systems.

     ORIN C. SMITH, 55, has been a director of the Company since January 1996. Mr. Smith has served as president and chief operating officer of the Company since June 1994. From March 1990 to June 1994, Mr. Smith served as the Company's vice president and chief financial officer and later as its executive vice president and chief financial officer. Mr. Smith presently serves as a director of Oakley, Inc., a designer, manufacturer and distributor of high-performance sunglasses and goggles.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

Class 1 Directors; terms expire at the Annual Meeting of Shareholders for fiscal 1999:

     HOWARD P. BEHAR, 53, has been a director of the Company since January 1996. Mr. Behar has served as president of Starbucks Coffee International, Inc. since June 1994. From February 1993 to June 1994, Mr. Behar served as the Company's executive vice president, Sales and Operations. From February 1991 to February 1993, Mr. Behar served as senior vice president, Retail Operations of the Company and from August 1989 to January 1991, he served as the Company's vice president, Retail Stores.

     JAMES G. SHENNAN, JR., 56, has been a director of the Company since March 1990. Mr. Shennan has served as a general partner of Trinity Ventures, a venture capital organization, since 1989. From 1986 to 1988, he served as the president and chief executive officer of Addison Consultancy Group, a marketing consulting firm. Prior to that time, Mr. Shennan served as the president and chief executive officer of Aidcom International, PLC (a predecessor of Addison Consultancy Group), a publicly-held marketing services company located in the United Kingdom and its predecessor, S&O Consultants, an international marketing, design and research consulting organization. Mr. Shennan also serves on the Board of Directors of a number of privately-held, consumer-oriented companies in which Trinity Ventures is an investor.

Class 3 Directors; terms expire at the Annual Meeting of Shareholders for fiscal 1998:

     CRAIG J. FOLEY, 53, has been a director of the Company since March 1990. Mr. Foley has served as president of Wickham Capital Corp., a venture capital firm, since February 1994. He has also served as a principal of Phillips-Smith Specialty Retail Group, a venture capital firm, since April 1994. From February 1982 to February 1994, Mr. Foley served on the Board of Directors of Chancellor Capital Management, Inc., (formerly, Citicorp Investment Management) and, as managing director of its Alternative Asset Management Group, served as a financial advisor to various entities. Mr. Foley currently serves as a director of the EuroEnterprise and CITITECH, both of which are offshore closed-end funds; Jamba Juice, a retailer of juice-based products; We're Entertainment, a retailer of collectibles; and PAWN X-CHANGE, an operator of pawn shops.

     HOWARD SCHULTZ, 44, is the founder of the Company and has been chairman of the board and chief executive officer since its inception in 1985. From 1985 to June 1994, Mr. Schultz was also the Company's president. From September 1982 to December 1985, Mr. Schultz was the director of retail operations and marketing for Starbucks Coffee Company, a predecessor to the Company; and from January 1986 to July 1987, he was the chairman of the board, chief executive officer, and president of Il Giornale Coffee Company, a predecessor to the Company.

     BARBARA BASS, 46, has been a director of the Company since January 1996. Since 1993, Ms. Bass has been the president of Gerson Bakar Foundation. From 1989 to 1992, Ms. Bass was president and chief executive officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc. She is on the Board of Directors of DFS Group Limited, a retailer of luxury branded merchandise; The Bombay Company, Inc., a retailer of traditional furniture and accessories; and bebe, a retailer of contemporary sportswear and accessories.

COMMITTEES

     The Company's Board of Directors has standing Compensation, Special Compensation and Audit Committees, but does not have a standing nominating committee. The members of each Committee and the functions performed thereby are described below:

     Compensation Committee. During fiscal 1997, the Compensation Committee was comprised of Mr. Prentice (Chairman), Ms. Bass and Mr. Foley. The Compensation Committee is responsible for setting compensation philosophy for the Company and determining compensation and other benefits for the Company's senior executive officers. The Compensation Committee also administers certain of the Company's Stock Option Plans.

     Special Compensation Committee. The Special Compensation Committee is comprised of Mr. Foley and Ms. Bass, both of whom qualify as "non-employee directors" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Special Compensation Committee reviews and approves remuneration of certain executive officers of the Company, including, but not limited to the chairman, president and president of Starbucks Coffee International, Inc. The Special Compensation Committee is also charged with the administration of the Executive Management Bonus Plan and the selection of the annual objective measurement criteria under such plan.

     Audit Committee. During fiscal 1997, the Audit Committee was comprised of Mr. Shennan (Chairman), Ms. Bass and Mr. Brotman. The Audit Committee reviews the planned scope of the services of the Company's independent auditors, reviews financial statements and the auditors' opinion letter, recommends the independent auditors for the following fiscal year, reviews the recommendations of the independent auditors relating to accounting, internal controls, and other matters and reviews internal controls and accounting procedures with the Company's financial staff.

     During fiscal 1997, the Compensation Committee met three times, the Special Compensation Committee met three times, the Audit Committee met three times, and the entire Board of Directors met four times. Each director attended at least 75 percent of all Board meetings and meetings of Committees on which they served during the periods they served.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement and (iv) all current directors and officers of the Company as a group. Such information is provided as of December 1, 1997. According to the rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%, based upon 86,263,599 shares of Common Stock outstanding.

                      NAME AND ADDRESS OF                    AMOUNT AND NATURE OF     PERCENT OF
                      BENEFICIAL OWNER(1)                    BENEFICIAL OWNERSHIP       CLASS
    -------------------------------------------------------  --------------------     ----------
    Putnam Investments, Inc................................        8,444,525(2)         9.8
    Howard Schultz.........................................        3,584,026(3)         4.1
    Orin C. Smith..........................................          398,660(4)          *
    Howard P. Behar........................................          123,333(5)          *
    Barbara Bass...........................................           23,500(6)          *
    Jeffrey H. Brotman.....................................          219,071(7)          *
    Craig J. Foley.........................................           52,700(8)          *
    Arlen I. Prentice......................................          177,838(9)          *
    James G. Shennan, Jr...................................          220,898(10)         *
    Michael Casey..........................................           48,538(11)         *
    Arthur I. Rubinfeld....................................           83,385(12)         *
    All Directors and Executive Officers as a Group (25
      persons).............................................        5,684,483(13)        6.3

---------------

 (1) The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109. The address of the directors and executive officers listed is 2401 Utah Avenue South, Seattle, Washington 98134.
 (2) Based upon a Schedule 13G filed with the Securities and Exchange Commission by Marsh & McLennan Companies, Inc. ("M&MC"), Putnam Investments, Inc. ("PI"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company ("PAC"). PI, which is a wholly-owned subsidiary of M&MC, wholly owns PIM and PAC, two registered investment advisors that manage accounts for the benefit of their clients, mutual funds and institutional clients, respectively. Both PIM and PAC have dispository power over shares beneficially owned as investment advisors, but mutual fund trustees have voting power over the shares held by each fund, and PAC shares voting power over the shares held by institutional clients.
 (3) Includes 1,858,553 shares subject to options exercisable on or before January 30, 1998.
 (4) Includes 382,894 shares subject to options exercisable on or before January 30, 1998.
 (5) Includes 114,614 shares subject to options exercisable on or before January 30, 1998.
 (6) Includes 20,000 shares subject to options exercisable on or before January 30, 1998.
 (7) Includes 84,000 shares subject to options exercisable on or before January 30, 1998.
 (8) Includes 51,500 shares subject to options exercisable on or before January 30, 1998.
 (9) Includes 19,500 shares held by the Prentice Family Partnership, a general partnership in which Mr. Prentice serves as a general partner, and 84,000 shares subject to options exercisable on or before January 30, 1998.
(10) Includes 23,330 shares held by Trinity Ventures II, L.P. ("TVII"), a partnership of which Mr. Shennan is a general partner; 6,948 shares held by Trinity Ventures III, L.P. ("TVIII"), a partnership of which Mr. Shennan is a general partner and 34,680 shares held by the Shennan Family Partnership, a partnership of which Mr. Shennan is a general partner, and 69,500 shares subject to options exercisable on or before January 30, 1998.
(11) Includes 46,666 shares subject to options exercisable on or before January 30, 1998.
(12) Includes 83,384 shares subject to options exercisable on or before January 30, 1998.
(13) Includes 3,497,099 shares subject to options exercisable on or before January 30, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth the compensation paid to or earned by the Company's chief executive officer and its four most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 1997 (collectively referred to herein as the "Named Executive Officers") during each of the Company's last three fiscal years.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION     ------------------
                                              -------------------         NUMBER OF           ALL OTHER
                                   FISCAL     SALARY       BONUS          SECURITIES         COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR        ($)         ($)       UNDERLYING OPTIONS         ($)
---------------------------------- ------     -------     -------     ------------------     ------------
HOWARD SCHULTZ                      1997      740,385     487,500           400,000             26,241(1)
  chairman and                      1996      493,654           0           500,000             25,786(1)
  chief executive officer           1995      333,269     201,000           430,000             24,440(1)

ORIN C. SMITH                       1997      592,308     360,000           300,000              1,848(2)
  president and                     1996      394,231           0           250,000              2,231(2)
  chief operating officer           1995      250,000     125,000           280,000              1,258(2)

HOWARD P. BEHAR                     1997      355,962     180,000           150,000              2,346(3)
  president, Starbucks              1996      252,885           0           100,000              1,588(3)
  Coffee International, Inc.        1995      199,001     100,000           120,000              2,263(3)

MICHAEL CASEY                       1997      273,510     110,000            20,000              3,398(6)
  executive vice president,         1996      235,817      23,625(5)              0                  0(6)
  chief financial officer and       1995       32,761(4)   64,728(5)        100,000                  0(6)
  chief administrative officer

ARTHUR I. RUBINFELD                 1997      246,731     100,000            20,000              1,838(7)
  senior vice president,            1996      169,516           0            30,000              2,083(7)
  Store Development                 1995      156,860      62,964            30,000              1,729(7)

---------------

(1) The amounts shown include (i) matching contributions by the Company to the Company's 401(k) Plan on behalf of Mr. Schultz of $2,130, $1,500 and $1,222 in fiscal 1997, 1996 and 1995, respectively, and (ii) unreimbursed payments by the Company of the insurance premium for a split dollar life insurance policy originally issued in 1991 (the "1991 Policy") of $24,111, $24,286 and $23,218 in fiscal 1997, 1996 and 1995, respectively. Amounts shown for fiscal 1996 and 1995 have been adjusted from amounts previously reported that reflected the entire insurance premiums paid for the 1991 Policy and a policy issued in 1994, instead of the unreimbursed portion of the premiums required to be reported.

(2) The amounts shown represent matching contributions by the Company to the Company's 401(k) Plan on behalf of Mr. Smith.

(3) The amounts shown represent matching contributions by the Company to the Company's 401(k) Plan on behalf of Mr. Behar.

(4) Mr. Casey was hired effective August 1, 1995.

(5) The amounts shown were paid in accordance with the offer letter to Mr. Casey dated June 21, 1995.

(6) The amount shown represents a matching contribution by the Company to the Company's 401(k) Plan on behalf of Mr. Casey. Mr. Casey was not eligible to participate in the Company's 401(k) Plan during fiscal 1996 and 1995.

(7) The amounts shown represent matching contributions by the Company to the Company's 401(k) Plan on behalf of Mr. Rubinfeld.

STOCK OPTION GRANTS IN FISCAL 1997

     The following table sets forth information regarding options granted to the Company's Named Executive Officers during fiscal 1997 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term. An asterisk in the Percent of Total Options Granted to Employees column indicates grants totaling less than 1%, based upon 2,682,295 options granted to employees.

                          OPTION GRANTS IN FISCAL 1997

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                                                                                   FOR OPTION TERM(1)
                         NUMBER OF           PERCENT OF                                        ---------------------------
                         SECURITIES         TOTAL OPTIONS                                                          TEN
                     UNDERLYING OPTIONS      GRANTED TO       EXERCISE PRICE     EXPIRATION     FIVE PERCENT     PERCENT
       NAME               GRANTED             EMPLOYEES         PER SHARE           DATE            ($)            ($)
------------------  --------------------   ---------------   ----------------   ------------   --------------   ----------
Howard Schultz....       400,000(2)              14.9             $33.00           9/30/06        8,301,409     21,037,400
Orin C. Smith.....       300,000(3)              11.2             $33.00           9/30/06        6,226,057     15,778,050
Howard P. Behar...       150,000(4)               5.6             $33.00           9/30/06        3,113,028      7,889,025
Michael Casey.....        20,000(5)                 *             $33.00           9/30/06          415,070      1,051,870
Arthur I.
  Rubinfeld.......        20,000(6)                 *             $33.00           9/30/06          415,070      1,051,870

---------------

(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) Mr. Schultz's options become exercisable in two 133,333 share increments on September 30 of 1997 and 1998, and in a 133,334 share increment on September 30, 1999.

(3) Mr. Smith's options become exercisable in three 100,000 share increments on September 30 of 1997, 1998 and 1999.

(4) Mr. Behar's options become exercisable in three 50,000 share increments on September 30 of 1997, 1998 and 1999.

(5) Mr. Casey's options become exercisable in two 6,666 share increments on September 30 of 1997 and 1998, and in a 6,668 share increment on September 30, 1999.

(6) Mr. Rubinfeld's options become exercisable in two 6,666 share increments on September 30 of 1997 and 1998, and in a 6,668 share increment on September 30, 1999.

EXERCISES OF STOCK OPTIONS

     The following table sets forth information regarding stock option exercises during fiscal 1997 by the Named Executive Officers and the value of each Named Executive Officer's exercised and unexercised stock options on September 28, 1997.

  AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                                   NUMBER OF SECURITIES         IN-THE-MONEY OPTIONS AT
                                                                  UNDERLYING UNEXERCISED            FISCAL YEAR END
                             SHARES ACQUIRED                    OPTIONS AT FISCAL YEAR END              ($)(2)
                               ON EXERCISE     VALUE REALIZED   ---------------------------   ---------------------------
           NAME                    (#)             ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  ---------------   --------------   -----------   -------------   -----------   -------------
Howard Schultz.............       30,908            858,822      1,415,888       877,332       43,395,358     13,621,429
Orin C. Smith..............      215,764          5,416,420        106,230       560,000        2,353,461      8,208,836
Howard P. Behar............       73,330          1,372,034              1       256,667               26      3,601,766
Michael Casey..............            0                  0         40,000        80,000          827,500      1,396,250
Arthur I. Rubinfeld........       11,758            332,829         56,718        50,000        1,953,344        886,562

---------------

(1) Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

(2) The value of unexercised options is calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of Common Stock subject thereto as of September 28, 1997.

COMPENSATION OF DIRECTORS

     Directors (other than directors who are executive officers of the Company) receive an annual retainer of $10,000 per year, $1,000 per board meeting attended, and $500 per committee meeting attended.

     All of the Company's directors who are not executive officers or employees participate in the Company's 1989 Stock Option Plan for Non-Employee Directors, as amended (the "1989 Plan"). Under the terms of the 1989 Plan, non-employee directors are annually awarded stock options for the purchase of up to 20,000 shares of Common Stock at a per share exercise price equal to the fair market value on the date of grant. During the fiscal year-ended September 28, 1997, each of Messrs. Foley, Prentice and Shennan and Ms. Bass received options to purchase 20,000 shares of Common Stock at an exercise price of $30.00 per share.

     Pursuant to the terms of a Consulting/Employment Agreement, dated as of January 14, 1995, between the Company and Jeffrey H. Brotman (the "Consulting Agreement"), Mr. Brotman provides consulting services to the Company, specifically in the areas of strategic planning, capital formation, real estate matters, major corporate negotiations, and other business planning matters, as requested by the chairman of the Board of Directors. As consideration for such services, Mr. Brotman receives annual stock options to purchase 20,000 shares of the Company's Common Stock with an exercise at the fair market value per share on the date of the grant. During the fiscal year ended September 28, 1997, Mr. Brotman was granted options to purchase 20,000 shares of Common Stock at an exercise price of $30.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Arlen I. Prentice, chairman of the Compensation Committee of the Company's Board of Directors, is a co-chairman and the chief executive officer of Kibble & Prentice, Inc., a company that, together with its wholly-owned subsidiary, provides insurance brokerage and employee benefits administrative and consulting services to the Company. During fiscal 1997, payments by the Company to Kibble & Prentice, Inc. and such subsidiary for such services totaled $253,781, excluding premiums.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     During fiscal 1997, the Compensation Committee of the Board of Directors was responsible for setting compensation philosophy and, together with the Special Compensation Committee, for determining base salary, bonus, long-term incentive compensation and other benefits for the chief executive officer and other senior executive officers. The Special Compensation Committee, a subset of the Compensation Committee made up of two directors who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code ("Section 162(m)") and as "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, was responsible for administering the Company's Executive Management Bonus Plan (the "EMBP") and approving grants of stock options to the participants therein.

     COMPENSATION COMPONENTS: The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Committee's policy is that the compensation package for executive officers should consist of three components:
(i) an annual base salary; (ii) the potential to earn incentive bonuses, the amount of which is dependent on both Company and individual performance during the prior fiscal year, and (iii) stock option awards designed to align shareholder interests with those of management by providing long-term incentives for the Company's key employees.

     The Compensation Committee establishes total annual compensation for the chief executive officer and other senior executive officers after reviewing each component of such executive's compensation against executive compensation surveys prepared by outside compensation consultants. Such surveys reflect compensation levels and practices for persons holding comparably responsible positions at targeted peer group companies. The compensation comparator group is not limited to companies listed on the National Market tier of the Nasdaq Stock Market, Inc., and includes an array of companies in specialty retail and other industries with high growth and strong brand image characteristics. Nine of the eighteen companies used to provide competitive compensation data are included in the indices reflected in the performance graph set forth under "Executive Compensation" as required by Item 402(1) of Regulation S-K. In addition to reviewing senior executive officers' compensation to the comparator group, the Compensation Committee also solicits appropriate input from the Company's chief executive officer and president and chief operating officer regarding total compensation for those executives who report directly to them.

     TOTAL COMPENSATION: For fiscal 1997, the Compensation Committee determined that total compensation for executive officers (the sum of base salary, incentive bonus, and long-term compensation delivered through stock option awards) should be targeted at the 75th percentile of selected peer group companies. The Committee may, at its discretion, award compensation in excess of the target. Base salary and incentive bonus were targeted at the 50th percentile so that more than a proportionate amount of total compensation is awarded through a long-term incentive vehicle. This strategy is intended to be competitive with other high performing organizations to enable the Company to attract, reward and retain exceptional talent. For this period, Mr. Schultz' base salary and incentive bonus approximated the competitive target with performance-based stock options somewhat exceeding target.

     BASE SALARY: Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, level of pay and Company peer group pay levels. In fiscal 1997, base salary for Mr. Schultz was determined in accordance with the factors above. During this period, actual base salary earnings of Mr. Schultz were $740,385, approximating the competitive target of the 50th percentile of compensation paid by targeted peer group companies.

---------------

     *The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

     INCENTIVE BONUS: Incentive bonuses are generally granted based on a percentage of each executive officer's base salary. During fiscal 1997, the Company adopted the EMBP and maintained the General Management Bonus Plan (the "GMBP Plan"). Executive officers are selected for participation in either, but not both of these plans. Each plan is described below.

     Executive Management Bonus Plan: Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to the chief executive officer and the four other most highly paid officers of the Company. The EMBP was designed to meet the requirements of 162(m) and the majority of payments under the plan are intended to qualify as tax-deductible performance-based compensation.

     The Special Compensation Committee selects participants and establishes objective performance measures, bonus target percentages, and other terms and conditions of awards under the EMBP. During fiscal 1997, the chief executive officer, president and chief operating officer, and president Starbucks Coffee International, Inc. participated in the EMBP. Target bonus amounts are expressed as a percentage of base salary and are established according to the overall intended competitive position and competitive survey data for comparable positions in peer group companies. For fiscal 1997, the bonus targets for participating officers ranged from 40% to 65% of base salary depending on position, with a maximum of one and one-half times base salary up to $1,000,000. After the end of the performance period, the Committee determines the extent to which the performance goals were achieved and determines the amount of the award that is payable.

     Seventy percent (70%) of the target bonus is based on specified objective performance goals established by the Special Compensation Committee each fiscal year. In fiscal 1997, the objective performance goal was earnings per share of $.70. Thirty percent (30%) of the target bonus is based on specific subjective performance goals for each officer, which change somewhat each year according to the strategic plan initiatives and the responsibilities of the positions. Relative weights assigned to each performance goal typically range from 5% to 35%. Mr. Schultz's goals for fiscal 1997 included: managing organizational change and development; creating a strategy for broad supermarket distribution; creating and executing a strategic plan regarding real estate activities and their effect on brand equity; creating and co-managing The Starbucks Foundation; helping to guide the research and development function to create products that significantly add long-term value to the brand and shareholder equity; integrating strategic planning processes with all partnerships and licensees; and establishing plans for international development.

     The bonus payout award is adjusted according to achievement level of both the objective and subjective performance goals. Below a threshold of performance, no awards may be granted. For fiscal 1997, Mr. Schultz earned an annual incentive award of $487,500, 100% of the target award, that approximated the competitive target of the 50th percentile of bonuses paid by targeted peer group companies. Seventy percent of the award was made in consideration of the Company's achievement of the earnings per share target and 30% of the award was made for accomplishment of individual performance goals that provided leadership and strategic vision to the Company.

     General Management Bonus Plan: The president and chief operating officer has responsibility for establishing objective performance measures, bonus targets, bonus payouts (for direct reports), and other terms and conditions of awards under the plan. The degree of achievement of the objective Company performance measure, defined in fiscal year 1997 as earnings per share of $.70, determines the bonus opportunity at each participant position level. The bonus opportunity is expressed as a percentage of base salary according to the overall intended competitive position and competitive survey data for comparable positions in peer group companies. The bonus target for participating officers in fiscal 1997 ranged from 30% to 40% of base pay depending on position, with a defined maximum of one and one-half times the target. Below a threshold of Company performance, awards are at the discretion of management, subject to approval by the Compensation Committee.

     The actual bonus payout is based on accomplishment of individual goals established within the scope of each position on an annual basis. Relative goal weights typically range from 5% to 35%. Goals may include such accomplishments as: business unit or department profit contribution; managing major business unit or department change and development; establishing and implementing significant projects or programs; and fulfilling key staffing requirements.

     STOCK OPTIONS: Long-term, performance-based compensation of executive officers takes the form of option awards under the Company's Key Employee Stock Option Plan - 1994 (the "1994 Plan"). The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock on the date of grant and, accordingly, will have value only if the Company's stock price increases.

     In granting options under the 1994 Plan, the Compensation Committee (or the Special Compensation Committee for grants to executive officers participating in the EMBP) bases the size of stock option awards on such considerations as the value of options awarded to comparable positions in peer group companies, Company and individual performance against plan, the predicted value of Starbucks Common Stock, the number of options currently held by the officer, the allocation of overall share usage attributed to executive officers, and the relative proportion of long-term incentives within the total compensation mix. For fiscal 1997, Mr. Schultz was granted an aggregate of 400,000 options to purchase shares of Common Stock.

     As noted, the Compensation Committee's compensation policy is primarily based on performance. The Executive Management Bonus Plan, presented to and approved by Shareholders in fiscal 1997, and the Company's Key Employee Stock Option Plan - 1994 are designed to reward superior performance while meeting the requirements of the Internal Revenue Code for deductibility of compensation.

                                          Respectfully submitted,

                                          Arlen I. Prentice, Chairman
                                          Craig Foley
                                          Barbara Bass

PERFORMANCE GRAPH

     The following graph depicts the Company's total return to shareholders from October 1, 1992 through September 28, 1997, relative to the performance of the Nasdaq Stock Market (U.S. Companies) Index, the Nasdaq Eating and Drinking Establishments Index, and the Nasdaq Retail Index. All indices shown in the graph have been reset to a base of 100 as of October 1, 1992, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has not ever paid cash dividends on its Common Stock. The points represent fiscal year end index levels based on the last trading day in each such fiscal year. The chart set forth below was prepared by the Center for Research in Security Prices, which holds a license to use the indices used herein.

                                                10/1/92   10/1/93   9/30/94   9/29/95   10/1/96   9/28/97
                                                -------   -------   -------   -------   -------   -------
Starbucks Corporation.........................    100%      181%      156%      257%      476%      553%
Nasdaq Stock Market...........................    100%      132%      133%      184%      217%      299%
Nasdaq Eating and Drinking Establishments.....    100%      118%      102%      110%      111%      101%
Nasdaq Retail.................................    100%      113%      111%      123%      147%      167%

CERTAIN TRANSACTIONS

     The Company supplies whole bean coffees pursuant to a contract with Costco Companies, Inc., a membership-only wholesale club. Mr. Jeffrey H. Brotman, a director of the Company, is chairman of the Board of Directors of Costco Companies, Inc. During fiscal 1997, the Company's sales to Costco Companies, Inc. totaled $30,958,279.

     The Company purchases a variety of lunch items for its Seattle-area stores from Briazz, Inc., a privately held corporation ("Briazz"). Howard Schultz, Howard Behar, Jeffrey Brotman, Craig Foley, Orin Smith and Arthur Rubinfeld have invested in the preferred stock of Briazz, and collectively hold 3.8% of the preferred and common stock outstanding. Howard Schultz is a member of the Board of Directors of Briazz and provides strategic advisory services to the Company pursuant to an agreement dated October 18, 1996 (the "Services

Agreement"). Pursuant to the Services Agreement, Mr. Schultz has been granted options to purchase additional shares of Briazz Common Stock. The Company's purchases from Briazz, Inc. during fiscal 1997 totaled $401,335.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the fiscal year ended September 28, 1997, other than as follows: (i) Arthur Rubinfeld, an executive officer of the Company, reported one transaction in a late Form 4 filing and (ii) James Alling, an executive officer of the Company, filed his initial report of beneficial ownership on Form 3 late.

              PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors requests that the shareholders ratify its selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending September 27, 1998. Deloitte & Touche LLP examined the consolidated financial statements of the Company for the fiscal year ended September 28, 1997. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 27, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting of Shareholders. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices at 2401 Utah Avenue South, Seattle, Washington 98134, Attention: Office of the General Counsel, on or prior to September 14, 1998.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     The Company's Annual Report to Shareholders for fiscal 1997 (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's shareholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K, without exhibits, will be furnished without charge to shareholders upon request to:

                               Investor Relations
                             Starbucks Corporation
                             2401 Utah Avenue South
                           Seattle, Washington 98134
                              (206) 447-1575 x7118

                                          By Order of the Board of Directors,

                                          /s/ G. SCOTT GREENBURG
                                          ----------------------------------
                                          G. Scott Greenburg
                                          secretary

Seattle, Washington
January 1, 1998

                    DIRECTIONS TO THE STARBUCKS CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AT

                             THE PARAMOUNT THEATRE
                      911 PINE STREET, SEATTLE, WASHINGTON
                                       AT
                           10:00 A.M. (PACIFIC TIME)
                                       ON
                                FEBRUARY 5, 1998

TRAVELING NORTH ON INTERSTATE 5

- Take the Olive Way Exit off of I-5.

- Follow Olive Way to Melrose Street and turn right.

- Follow Melrose Street for two blocks to Pine Street and turn right.

- Continue on Pine Street for three blocks to the corner of Pine Street and 9th Avenue.

TRAVELING SOUTH ON INTERSTATE 5

- Take the Stewart Street Exit off of I-5.

- Follow Stewart Street in the left lane to 9th Avenue and turn left.

- Continue on 9th Avenue for three blocks to the corner of 9th Avenue and Pine Street.

     **Please note that this is a downtown location and that parking is available only in nearby public parking lots or on the street.

PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                             STARBUCKS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Howard Schultz and Howard Behar (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Starbucks Corporation to be held at The Paramount Theatre, 911 Pine Street, Seattle, Washington, on Thursday, February 5, 1998 at 10:00 a.m. Pacific Time and at any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)





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                              FOLD AND DETACH HERE

Please mark your votes as indicated in this example   [X]


1.    ELECTION OF DIRECTORS:
Jeffrey H. Brotman, Arlen I. Prentice and Orin C. Smith

      FOR                                 WITHHOLD
  all nominees                           AUTHORITY
listed (excepted                        to vote for
  as withheld)                        nominees listed

     [ ]                                     [ ]


WITHHOLD AUTHORITY To Vote for the following Directors:


--------------------------------------------------------------


2. Proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 27, 1998.

FOR                           AGAINST                               ABSTAIN

[ ]                              [ ]                                  [ ]

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2,



IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.


Signature__________________________Signature, if held jointly
__________________________Dated:____________, 1998

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


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                              FOLD AND DETACH HERE